   As filed with the Securities and Exchange Commission on July ____, 1998.
                                                   Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------



                            SFX ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                 13-977880
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


            650 MADISON AVENUE
                16TH FLOOR
            NEW YORK, NEW YORK                          10022
 (Address of principal executive offices)            (Zip Code)

                            SFX ENTERTAINMENT, INC.
                  1998 STOCK OPTION AND RESTRICTED STOCK PLAN
                            AND AN OPTION AGREEMENT
                            (Full title of the plan)

                             ROBERT F.X. SILLERMAN
                               EXECUTIVE CHAIRMAN
                            SFX ENTERTAINMENT, INC.
                               650 MADISON AVENUE
                                   16TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 838-3100
                    (Name and address of agent for service)

                                with a copy to:

                                 AMAR BUDARAPU
                                BAKER & MCKENZIE
                         1200 SMITH STREET, SUITE 1200
                              HOUSTON, TEXAS 77002
                                 (713) 427-5000

                      ------------------------------------


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE      AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
      REGISTERED (1)            REGISTERED              SHARE (2)                  PRICE (2)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,         2,006,500 Shares           $48,375                $97,064,437.50            $28,634.01
par value $.01 per share
=========================================================================================================================

(1) Shares of Class A common stock of SFX Entertainment, Inc. (the "Company"), par value $.01 per share (the "Class A Common Stock"), being registered hereby relate to the SFX Entertainment, Inc.'s 1998 Stock Option and Restricted Stock Plan (the "Plan") or an employee stock option agreement. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan and that certain employee stock option agreement.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Class A Common Stock on July 6, 1998, as reported on the Nasdaq National Market.
===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Class A Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     (a) The Company's prospectus filed on June 30, 1998 pursuant to Rule 424(b) under the Securities Act (the "June 30, 1998 Prospectus");

     (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

     (c) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A filed April 13, 1998, including all amendments and reports subsequently filed which updated such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of the Company as of December 31, 1997, and for the year ended December 31, 1997; the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies (Predecessor) as of December 31, 1996, and for the years ended December 31, 1995 and 1996; the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1996, and for the years ended September 30, 1996 and 1995; the combined financial statements of Contemporary Group as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997; the combined financial statements of SJS Entertainment Corporation as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997; the combined financial statements of the Album Network, Inc. and Affiliated Companies as of September 30, 1996 and 1997, and for the years ended September 30, 1996 and 1997; the consolidated financial statements of BG Presents, Inc. and Subsidiaries as of January 31, 1997 and 1998 and for the years ended January 31, 1996, 1997 and 1998; the combined financial statements of Concert/Southern Promotions and Affiliated Companies as of December 31, 1997, and for the years ended December 31, 1997; the combined financial statements of Falk Associates Management Enterprises, Inc. as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997, and the consolidated financial statements of Blackstone Entertainment LLC as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997, incorporated by reference from the June 30th Prospectus of the Company have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and are incorporated by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

     Arthur Andersen LLP, independent public accountants, audited the following financial statements (as set forth in their reports thereon), each incorporated by reference in this Prospectus and the Registration Statement: the combined financial statements of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996; the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1995 and
1996, and for the years ended December 31, 1995 and 1996; the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1997, and for the year ended September 30, 1997; the consolidated financial statements of Pavilion Partners as of September 30, 1997, and for the year ended September 30, 1997; the financial statements of Riverport Performing Arts Centre, Joint Venture as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, which are incorporated by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Pavilion Partners for the year ended October 31, 1995, for the eleven months ended September 30, 1996 and as of September 30, 1996 incorporated by reference in this Prospectus and the Registration Statement have been so incorporated by reference in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The Board expects to appoint Ernst & Young LLP as the Company's independent auditors to audit the Company's consolidated financial statements.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     The Company's Certificate of Incorporation (the "Company Certificate") provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Company or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o    under Section 174 of the DGCL; or

     o for any transaction from which the director derived an improper personal benefit.

In addition to the circumstances in which a director of the Company is not personally liable as set forth above, no director will be liable to the Company or its stockholders to such further extent as permitted by any law enacted after the date of the Company Certificate, including any amendment to the DGCL.

     The Company Certificate requires the Company to indemnify any person who was, is, or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he (a) is or was a director or officer of the Company or (b) is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. This indemnification is to be to the fullest extent permitted by the DGCL. The right to indemnification will be a contract right and, as such, will run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this provision of the Company Certificate is in effect. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such action, suit or proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may, at any time thereafter, bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, expenses of prosecuting his claim. It will be a defense to any such action that the requested indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving this defense will be on the Company. The rights described above do not exclude any other right that any person may have or acquire under any statute, by-law, resolution of stockholders or directors, agreement or otherwise.

     The by-laws of the Company require the Company to indemnify its officers, directors, employees and agents to the full extent permitted by the DGCL. The by-laws also require the Company to pay expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of the fact that he is/was a director (or was serving at the Company's request as a director or officer of another corporation) in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director to repay the advance if it ultimately is determined that the director is not entitled to be indemnified by the Company as authorized by relevant sections of the DGCL. The indemnification and advancement of expenses provided in the by-laws are not to be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

     The following are filed as exhibits to this Registration Statement:

Exhibit No. Description
----------- -----------
 4.1        SFX Entertanment, Inc. 1998 Stock Option and Restricted Stock Plan*

 4.2        Employee Stock Option Agreement*

 5.1        Opinion of Baker & McKenzie*

23.1        Consent of Baker & McKenzie (see Exhibit 5)*

23.2        Consent of Ernst & Young LLP*

23.3        Consents of Arthur Andersen LLP*

23.4        Consent of PricewaterhouseCoopers LLP*

24.1 Power of Attorney (included on the signature page of the Registration Statement)*

----------------
* filed herewith

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 7th day of July, 1998.

                                SFX ENTERTAINMENT, INC.


                                By: /s/ Howard J. Tytel
                                   --------------------------------------
                                   Howard J. Tytel
                                   Executive Vice President and Secretary


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints Robert F.X. Sillerman or Howard J. Tytel as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this Registration Statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


         Signature                                   Title                                           Date
         ---------                                   -----                                           ----

  /s/ Robert F.X. Sillerman                 Executive Chairman, Member of the                    July 7, 1998
-----------------------------
Robert F.X. Sillerman                       Office of the Chairman and Director
                                            (principal executive officer)

  /s/ Michael G. Ferrel                     President, Chief Executive Officer,                  July 7, 1998
-----------------------------               Member of the Office of the Chairman
Michael G. Ferrel                           and Director

  /s/ Brian Becker                          Executive Vice President, Member of the              July 7, 1998
-----------------------------
Brian Becker                                Office of the Chairman and Director


  /s/ David Falk                            Member of the Office of the Chairman                 July 7, 1998
-----------------------------
David Falk                                  and Director


  /s/ Howard J. Tytel                       Executive Vice President, General Counsel,           July 7, 1998
-----------------------------
Howard J. Tytel                             Secretary and Director


  /s/ Thomas P. Benson                      Chief Financial Officer, Vice President              July 7, 1998
-----------------------------               and Director (principal financial and
Thomas P. Benson                            accounting officer)

                                            Vice President, Associate General                    July  , 1998
-----------------------------
Richard A. Liese                            Counsel and Director


  /s/ D. Geoffrey Armstrong                 Executive Vice President and Director                July 7, 1998
-----------------------------
D. Geoffrey Armstrong


  /s/ James F. O'Grady, Jr.                 Director                                             July 7, 1998
-----------------------------
James F. O'Grady, Jr.

                                      II-5




  /s/ Paul Kramer                           Director                                             July 7, 1998
-----------------------------
Paul Kramer


  /s/ Edward F. Dugan                       Director                                             July 7, 1998
-----------------------------
Edward F. Dugan




                                 EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

 4.1               SFX Entertainment, Inc. 1998 Stock Option and Restricted Stock Plan*

 4.2               Employee Stock Option Plan*

 5.1               Opinion of Baker & McKenzie*

23.1               Consent of Baker & McKenzie (see Exhibit 5)*

23.2               Consent of Ernst & Young LLP*

23.3               Consents of Arthur Andersen LLP*

23.4               Consent of PricewaterhouseCoopers LLP*

24.1               Power of Attorney (included on the signature page of the Registration Statement)*

--------------
* filed herewith